EXHIBIT 10.1

                       FIRST AMENDMENT TO

                     THE GENICOM CORPORATION

             DEFERRED COMPENSATION AND SAVINGS PLAN


      FIRST AMENDMENT, dated as of November 1, 1993, to the Genicom Corporation Deferred Compensation and Savings Plan, by Genicom Corporation (the "Company"). The Company maintains the Genicom Corporation Deferred Compensation and Savings Plan, as amended and restated effective as of January
2, 1989 (the "Plan").   The Company has the power to amend the Plan and now
wishes to do so. NOW, THEREFORE, the Plan is amended as follows, effective January 2, 1989, unless otherwise provided.
I. Effective July 1, 1994, the cover page of the Plan and the caption at the top of the Background section of the Plan are amended by deleting "GENICOM CORPORATION DEFERRED COMPENSATION AND SAVINGS PLAN" and substituting in its place "GENICOM CORPORATION RETIREMENT SAVINGS PLAN."

II. Effective July 1, 1994, the Background section of the Plan is amended by adding the following sentence to the end of the second paragraph:
Effective July 1, 1994, the Company changed the name of the Plan to the Genicom Corporation Retirement Savings Plan.

 III. Effective as of January 3, 1994, the third sentence of Section 1.10(a)
is amended to read as follows:      "Compensation" shall not include other
deferred compensation in connection with this Plan or any other plan of deferred compensation maintained by an Employer, and it shall not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses or welfare benefits.

  IV. Effective as of January 3, 1994, the first sentence of Section 1.10(c) is amended to read as follows, and the second sentence (in parentheses) is
deleted:          (c)   The amount of a Participant's annual Compensation
taken into account under the Plan may not exceed $150,000, or an adjusted amount determined pursuant to Code sections 401(a)(17) and 415(d).

   V. Section 1.13 is amended in its entirety to read as follows:
          1.13 Eligible Employee: Any person employed by an Employer who is paid on a salaried basis, and who has a normal work schedule with the Employer of not less than 30 Hours of Service per week.

  VI. Section 1.19 is amended by the addition of new subsection (g) to read as
follows:          (g)   For purposes of this Section 1.19, Section 415
Compensation shall include the Employee's Salary Reduction Contributions, elective contributions under a cafeteria plan, and elective contributions under other arrangements permitted to be included under Code section 414(s).

 VII. Section 1.27 is amended by deleting the second sentence and replacing it
with the following two sentences:   The Committee shall determine whether a
Participant has incurred a Permanent Disability. Where applicable, this determination shall be consistent with the insurer's finding under the Company's long-term disability plan; otherwise, the determination shall be made on the basis of objective medical evidence included in the report of a physician acceptable to the Committee.

VIII. Effective July 1, 1994, Section 1.28 is amended in its entirety to read
as follows:           1.28    Plan:  The "Genicom Corporation Retirement
Savings Plan", as set forth herein and as amended from time to time.

  IX. Effective July 1, 1994, Section 1.30 is amended in its entirety to read
as follows:           1.30    Prior Plan:  The Genicom Corporation Retirement
Savings Plan (formerly, the Genicom Corporation Deferred Compensation and Savings Plan), as in effect before January 2, 1989.

   X. Effective January 3, 1994, Section 1.32 is amended by the addition of
two sentences to the end to read as follows:    For purposes of determining
the Top Heavy allocation, the amount of a Participant's Section 415 Compensation that may be taken into account each year shall be limited to $150,000, or an adjusted amount determined pursuant to Code sections 401(a)(17) and 415(d). For purposes of Section 1.19, Section 415 Compensation includes Salary Reduction Contributions, elective contributions, elective contributions under a cafeteria plan, and elective contributions under other arrangements required to be included under Code section 414(q).

  XI. Section 1.33 is amended by revising the first sentence to read as
follows:          1.33  Top Heavy:  A plan is Top Heavy if it is one of one or more plans maintained by the Company that are qualified under Code section 401(a) and under which the sum of the present values of accrued benefits of key employees under defined benefit plans and the account balances of key employees under defined contribution plans exceeds 60% of the sum of the present values of accrued benefits and account balances of all employees, former employees (except former employees who performed no services for the Company for the five-year period ending on the Determination Date), and beneficiaries in the plan.

Section 1.33 is also amended by the addition of a new sentence to the end to read as follows: For purposes of the preceding sentence, a plan includes a terminated plan which was maintained by the Company within the last five years ending on the Determination Date and which would otherwise be required to be aggregated with this Plan.

 XII. Effective January 1, 1991, Section 1.35 is amended in its entirety to
read as follows:        1.35  Trustee:  Fidelity Management Trust Company, and
any successor trustee appointed by the Company and accepting the Trust.

The Background Section of the Plan is also amended to reflect the Trustee's
change in name. XIII.   Sections 1.36 and 3.4, and all references throughout
the Plan, are amended by deleting references to "Voluntary Employee Contributions" and replacing them with "Voluntary Employee After-Tax
Contributions".  XIV.   Effective January 3, 1994, Section 3.3(a) is amended
by deleting "(i) made by a Participant before the payroll period in which
falls the first anniversary of the date of his employment, and (ii)".   XV.
Effective January 3, 1994, Section 3.3(a) also is amended by deleting the reference to "$3,000" and replacing it with "$6,000". XVI. Effective January 3, 1994, Section 3.3(b) is amended by deleting "$6,000" everywhere it appears in such Section and replacing it with "$9,000". XVII. Section 3.8(a) is amended in its entirety to read as follows:
            (a) Salary Reduction Contributions shall be paid to the Trustee on a regular basis determined by the Committee and consistent with applicable law, provided that all Salary Reduction Contributions for a Plan Year must be paid to the Trustee no later than 90 days after such funds would have been paid to the Participant had there been no election to have the funds contributed to the Plan.

XVIII.      Section 3.9 is amended in its entirety to read as follows:
            3.9 Non-Reversion: It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Employer's contribution under the Plan for any Plan Year shall be conditioned upon (i) the Plan initially being a qualified plan under Code section 401(a) for such Plan Year, and (ii) the contribution being deductible under Code section 404. If, after the Employer's contribution has been made, it is determined that a condition described in (i) or (ii) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, the Trustee shall refund to the Employer, within one year of the date the contribution is remitted to the Trustee, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (i) or (ii) not being satisfied, subject to the following rules:

                  (a) The Trustee shall be under no obligation to make such refund unless a written direction to make the refund, signed by an authorized representative of the Employer, is submitted to the Trustee.

                  (b) Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust from the date of crediting by the Trustee to the date of segregation.

                  (c) The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Employer's written direction to act.

 XIX. Sections 4.5(d)(ii) and (e) are amended in their entirety to read as
follows:          (ii)  The minimum allocation described in Section 4.2(e)(x)
is increased to the amount required by Code section 416(h).

            (e) If an Employee is a Participant in both a defined benefit plan maintained by the Employer and this Plan (both of which are Top Heavy), the reference in Section 4.2(e)(x) to "3%" shall be changed to "5%" and the reference in Section 4.5(d)(ii) shall be adjusted as required by Treasury Regulations section 1.416-l.

  XX. Section 4.5 is also amended by the addition of new subsection (f) to
read as follows:        (f)  "Annual additions" means the following
allocations to a Participant's account in a defined contribution plan: (i) salary deferral contributions, (ii) employer contributions, (iii) forfeitures, and (iv) 100% of the participant's voluntary contributions, if any.

 XXI. Sections 4.6, 4.7, and 4.8 are amended in their entirety to read as
follows:          4.6  Anti-Discrimination Test for Salary Reduction
Contributions:

                  (a) Each Plan Year, the Actual Deferral Percentage of eligible Highly Compensated Employees shall not exceed the greater of:

                        (i) The Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                      (ii) The lesser of the Actual Deferral Percentage of all other eligible Employees multiplied by 2, or the Actual Deferral Percentage of all other eligible Employees plus 2 percentage points.

                  (b) The Actual Deferral Percentage for a group of Employees is the average of the ratios, calculated separately for each Employee in the group, of the amount of Salary Reduction Contributions that are credited under the Plan on behalf of each Employee for the Plan Year, to the Employee's Compensation for the Plan Year. In order for Salary Reduction Contributions to be included in the Actual Deferral Percentage for the Plan Year, such contributions must be attributable to compensation that otherwise would have been paid to the Participant during the Plan Year, must be allocated to the Participant's Accounts during the Plan Year, and must be paid to the Trust within 12 months following the close of the Plan Year.

                  (c) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Code section 401(k), described in subsection (a) and applicable regulations, for each Plan Year. In order to meet the anti-discrimination test, any or all of the following steps may be taken:

                        (i) At any time during the Plan Year, the Committee may limit the amount of Salary Reduction Contributions that may be made on behalf of Highly Compensated Employees.

                      (ii) The Committee may reduce the Salary Reduction Contributions made for the Plan Year to the extent necessary to meet the requirements of Code section 401(k), in the manner described in Section 4.8.

                     (iii) The Committee may recommend that the Employer make an additional Employer contribution to the Plan for the benefit of Participants who are not Highly Compensated Employees. This additional contribution may be allocated based on Participants' Compensation and will be allocated to the Participants' Salary Reduction Contribution Accounts.

                      (iv) If the test described in subsection (a) is not satisfied for a Plan Year, the Committee may use any other test permitted under Code section 401(k) to determine whether the Plan meets the anti-discrimination requirements of Code section 401(k). The limitations of
Section 4.6(a)(ii) shall be used only to the extent permitted by applicable Treasury Regulations.

                        (v) The Committee may take any other steps that the Committee deems appropriate.

                  (d) If the Employer maintains more than one plan qualified under Code section 401(a), and if the plans are aggregated for purposes of satisfying Code section 401(a)(4) or 410(b)(1)(A) or (B), all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Salary Reduction Contributions. If a Highly Compensated Employee participates in more than one plan of the Employer, all salary reduction contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test outlined in subsection (a).

                  (e) In the case of a Highly Compensated Employee, the Actual Deferral Percentage for such Highly Compensated Employee shall be the greater of (i) the Actual Deferral Percentage determined by combining the contributions and Compensation of all of the Employee's family members who are eligible to participate in the Plan and who are Highly Compensated Employees (without regard to family aggregation), or (ii) the Actual Deferral Percentage determined by combining the contributions and Compensation of all family members of the Employee eligible to participate in the Plan.

      4.7 Anti-Discrimination Test for Employer Matching Contributions and Voluntary Employee After-Tax Contributions:

            (a) Each Plan Year, the Contribution Percentage of eligible Highly Compensated Employees shall not exceed the greater of:

                  (i) The Contribution Percentage of all other eligible Employees multiplied by 1.25; or

                (ii) The lesser of the Contribution Percentage of all other eligible Employees multiplied by 2, or the Contribution Percentage of all other eligible Employees plus 2 percentage points.

            (b) The Contribution Percentage for a group of Employees is the average of the ratios, calculated separately for each Employee in the group, of the amount of Employer Matching Contributions and Voluntary Employee After-Tax Contributions that are credited under the Plan on behalf of each Employee for the Plan Year, to the Employee's Compensation for the Plan Year. The Committee may include Salary Reduction Contributions in determining the Contribution Percentage, if the Committee deems it appropriate. In order for contributions to be included in the Contribution Percentage for a particular Plan Year, Employer Matching Contributions must be made on account of Salary Reduction Contributions made during the Plan Year, must be allocated to the accounts of Participants during the Plan Year, and must be paid to the Trust within 12 months following the close of the Plan Year.

            (c) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Code section 401(m), described in subsection (a) and applicable regulations, for each Plan Year. In order to meet the anti-discrimination test, any or all of the following steps may be taken:

                  (i) At any time during the Plan Year, the Committee may limit the amount of Employer Matching Contributions or Voluntary Employee After-Tax Contributions that may be made on behalf of Highly Compensated Employees.

                (ii) The Committee may reduce the Employer Matching Contributions or Voluntary Employee After-Tax Contributions made for the Plan Year to the extent necessary to meet the requirements of Code section 401(m), in the manner described in Section 4.8.

               (iii) The Committee may recommend that the Employer make an additional Employer Matching Contribution to the Plan for the benefit of Participants who are not Highly Compensated Employees. This additional contribution may be allocated based on Participants' Compensation. In order for such contribution to be taken into account for purposes of the anti-discrimination test described in subsection (a), the contribution must satisfy the conditions described in Treasury Regulations section 1.401(m)-1(b)(5).

                (iv) Notwithstanding the foregoing, if the test described in subsection (a) is not satisfied for a Plan Year, the Committee may use any other test permitted under Code section 401(m) to determine whether the Plan meets the anti-discrimination requirements of Code section 401(m). The limitations of Section 4.7(a)(ii) shall be used only to the extent permitted by applicable Treasury Regulations.

                  (v) The Committee may take any other steps that the Committee deems appropriate.

            (d) If the Employer maintains more than one plan qualified under Code section 401(a), and if the plans are aggregated for purposes of satisfying Code section 401(a)(4) or 410(b)(1)(A) or (B), all Employer Matching Contributions and Voluntary Employee After-Tax Contributions made to such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (a). If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Employer, the Employer Matching Contributions and Voluntary Employee After-Tax Contributions made on behalf of the Highly Compensated Employee under all such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (a).

            (e) In the case of a Highly Compensated Employee, the percentage derived in subsection (b) shall be the greater of (i) the percentage derived in subsection (b) determined by combining the contributions and Compensation of all of the Employee's family members who are eligible to participate in the Plan and who are Highly Compensated Employees (without regard to family aggregation), or (ii) the percentage derived under subsection (b) determined by combining the contributions and Compensation of all family members of the Employee eligible to participate in the Plan.

            (f) Notwithstanding any other provision in the Plan, the sum of the Actual Deferral Percentage and the Contribution Percentage on behalf of Highly Compensated Employees may not exceed the "aggregate limit" permitted under the multiple use test, as set forth in Treasury Regulations section 1.401(m)-2(b). If the aggregate limit is exceeded, the Employer Matching Contributions, Voluntary Employee After-Tax Contributions, and Salary Reduction Contributions of those Highly Compensated Employees who participate in the Plan will be reduced, beginning with such Highly Compensated Employees whose percentage is the highest, so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Contribution under Section 4.8(b). The Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees are determined after any correction required to be made under this subsection (f). Multiple use does not occur if both the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Contribution Percentage of the non-Highly Compensated Employees.

            4.8  Distribution of Excess Contributions:

                  (a) If a Participant's Salary Reduction Contributions exceed the $7,000 limitation (as adjusted pursuant to Code section 415(d)) described in Section 3.2(b) for a calendar year, the amount of Salary Reduction Contributions in excess of the limit and income attributable to those contributions shall be distributed to the Participant by the April 15 following the close of the calendar year in which the Salary Reduction Contributions were made.

                  (b) For purposes of this Section, "Excess Contributions" means, for a Plan Year, the excess of Salary Reduction Contributions of Highly Compensated Employees over the maximum amount of such contributions permitted under the anti-discrimination tests described in Section 4.6. For purposes of this Section, "Excess Aggregate Contributions" means, for a Plan Year, the excess of Employer Matching Contributions and Voluntary Employee After-Tax Contributions of Highly Compensated Employees over the maximum amount of such contributions permitted under the anti-discrimination tests described in
Section 4.7. Any Excess Contributions and any Excess Aggregate Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees after the close of the Plan Year (but within 2-1/2 months after the close of the Plan Year) to which the Salary Reduction Contributions, Employer Matching Contributions and Voluntary Employee After-Tax Contributions relate. In determining the amount of the distributions under this Section, the Committee shall use the leveling method described in subsection (g).

                  (c) The amount of income attributable to Excess Contributions or Excess Aggregate Contributions is that portion of the income on the Participant's Account to which the contributions were allocated for the Plan Year that bears the same ratio as the amount of Excess Contributions or Excess Aggregate Contributions for the Plan Year bears to the total balance of that Account. Such calculations shall be made in accordance with Treasury Regulations sections 1.401(k)-1(f)(4) and 1.401(m)-1(e)(3).

                  (d) The distributions required under this Section may be made without the consent of the Participant or his spouse and may be made without regard to any Qualified Domestic Relations Order, as described in
Section 7.7.

                  (e) If the Actual Deferral Percentage of a Highly Compensated Employee is determined by combining the contributions and Compensation of only those family members of the Employee who are Highly Compensated Employees (without regard to family aggregation), then the Actual Deferral Percentage is reduced in accordance with the leveling method, and the Excess Contributions for the family unit are allocated among the family members in proportion to the contributions of each family member whose contributions have been combined.

                  (f) If the Actual Deferral Percentage of a Highly Compensated Employee is determined by combining the contributions and Compensation of all family members of the Employee, then the Actual Deferral Percentage is reduced in accordance with the leveling method, but not below the Actual Deferral Percentage of eligible non-highly compensated family members. Excess Contributions are determined by taking into account the contributions of eligible family members who are Highly Compensated Employees (without regard to family aggregation) and are allocated among such family members in proportion to their contributions. If further reduction of the Actual Deferral Percentage is required, Excess Contributions resulting from this reduction are determined by taking into account the contributions of all eligible family members and are allocated among such family members in proportion to their contributions.

                  (g) The leveling method of reducing an Employee's Excess Contributions means the method of reducing the Excess Contributions of Highly Compensated Employees as follows:

                  Step One. Reduce the Salary Reduction Contributions of the Highly Compensated Employee with the highest Actual Deferral Percentage until either (i) the anti-discrimination test is satisfied, or (ii) such Highly Compensated Employee's Actual Deferral Percentage is equal to the next highest Actual Deferral Percentage of a Highly Compensated Employee, whichever occurs first.

                  Step Two. If necessary, reduce the Salary Reduction Contributions of both Highly Compensated Employees with the highest Actual Deferral Percentages (after application of Step One) until either (i) the anti-discrimination test is satisfied, or (ii) such Highly Compensated Employees' Actual Deferral Percentages are equal to the next highest Actual Deferral Percentage of a Highly Compensated Employee, whichever occurs first.

                  Step Three. Continue the procedure until the anti-discrimination test is satisfied.

      The same method shall apply to reducing an Employee's Excess Aggregate Contributions.

                  (h)   The amount of Excess Contributions determined under
Section 4.6 shall be reduced by Salary Reduction Contributions exceeding the $7,000 limitation (as adjusted pursuant to Code section 415(d)) as provided in
Section 3.2(b), which were previously distributed for the taxable year ending in the same Plan Year.

XXII. Effective January 3, 1994, Sections 5.2(c) and (d) are renumbered (e) and (f) and new subsections (c) and (d) are added to read as follows:
            (c) Notwithstanding the foregoing, and except to the extent that subsection (e) applies, for Plan Years beginning on or after January 3, 1994, a Participant shall become vested in his Employer Matching Contributions Account according to the following schedule:

      Years of Service              Vested Percentage

      Less than 2 years                       0%
            2 years                          40%
            3 years                          60%
            4 years                          80%
      5 years or more                       100%

      The vesting schedule described in this subsection (c) shall apply only to Participants who perform an Hour of Service on or after January 3, 1994; provided, however, that no Participant's vested interest in his Account balance may be reduced as a result of the change in vesting.

            (d) Notwithstanding the above, if the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's non-forfeitable interest or if the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, then each Participant with at least three Years of Service with the Employer may elect to have a non-forfeitable percentage of the Participant's Account derived from Employer contributions computed under the Plan without regard to such amendment or change. The election may be made from the date the amendment is adopted, or deemed to be made until the latest of:

                  (i)   60 days after the amendment is adopted;

                (ii)    60 days after the amendment becomes effective;

               (iii) 60 days after the Participant is issued written notice of the amendment by the Employer or Committee.

XXIII.      Section 5.4(c) is amended by revising the first sentence to read
as follows:             (c)   If the Participant's vested Account balance has
ever exceeded $3,500, the Participant must consent to the distribution before it may be made.

XXIV. Section 6.5(b) is amended in its entirety to read as follows:
      (b) If the Participant's vested Account balance exceeds or has ever exceeded $3,500 at the time a distribution is to be made before the Participant's Normal Retirement Date, the distribution will be made only if the Participant consents to the distribution. The Participant's consent must be given in writing on a form provided by the Committee. Such form, and a notice which explains the optional forms of benefit available to the Participant under the Plan and his right to defer the receipt of his benefits under subsection (c) will be provided to the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date. For the purposes of this subsection, Annuity Starting Date shall mean the date on which the distribution to the Participant is to commence. Notwithstanding the foregoing, a distribution may commence less than 30 days after the date on which the notice described above is given to the Participant, provided that:

                  (1) The Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) The Participant, after receiving the notice, affirmatively elects a distribution.

 XXV. Section 6.5 is further amended by adding the following new subsections
(f) and (g):                  (f)   If a Participant who becomes entitled to a
distribution under subsection (b) does not consent to the distribution, the Participant's vested Account balance will be held in the Trust Fund and will not be distributed until the earlier of (i) the date the Participant consents to the distribution, (ii) the Participant's Normal Retirement Date, or (iii) the Participant's death.

                  (g) If a Participant's vested Account balance has never exceeded $3,500, the Account will be distributed in a single sum payment without the Participant's consent.

XXVI. Sections 6.7(b)(i) through (iv) are amended in their entirety and new
subsection (v) is added to read as follows:           (i)   Expenses incurred
for or necessary to obtain medical care (as described in Code section 213(d)) by the Participant, the Participant's spouse or any dependent of the Participant (as defined in Code section 152);

          (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

         (iii) Payment of tuition and related educational fees (excluding room and board) for the next 12 months of post-secondary education for the Participant, his spouse or dependents;

          (iv) Funds needed to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

            (v)   Any additional needs approved by the Internal Revenue
Service.

XXVII.      Section 6.7(c)(iii) is amended in its entirety to read as follows:
         (iii) The Participant's Salary Reduction Contributions, elective deferrals and contributions, and employee contributions under all other plans maintained by the Employer (within the meaning of Treasury Regulations section 1.401(k)-1(d)(2)(iv)(B)(4)) will be suspended for 12 months after receipt of the withdrawal; and

XXVIII.     Section 6.7 is amended by revising the last sentence of subsection
(e), by adding a new sentence to the end of subsection (e), and by adding new subsection (f) to read as follows: The Committee may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship, plus amounts necessary to pay federal, state or local income taxes or penalties incurred as a result of the distribution. The Participant's Account may be charged with any expenses necessary to implement the withdrawal.

            (f) The Committee may adopt additional policies and procedures regarding hardship withdrawals, which are incorporated in this Plan by reference, and which will be available from the Committee.

XXIX. Section 6.9(b) is amended by the addition of the following sentence:
      The Committee may not be compelled to select any method that it does not deem to be in the best interest of the distributee.

 XXX. Effective January 1, 1993, Section VI is amended by the addition of new
Section 6.10 to read as follows:     6.10 Eligible Rollover Distributions:

            (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            (b)   Definitions.

                  (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

 XXXI.      Section VI is amended by the addition of new Section 6.11 to read
as follows:           6.11    Withdrawals from Voluntary Employee After-Tax
Contributions Accounts. A Participant may request one withdrawal from his Voluntary Employee After-Tax Contributions Account per Plan Year. The withdrawal shall be requested on forms provided by the Committee and may be equal to any portion or all of the balance in the Participant's Voluntary Employee After-Tax Contributions Account.

XXXII.      Effective July 1, 1994, Section VI is amended by the addition of
new Section 6.12 to read as follows:            6.12  Loans:  Effective July
1, 1994, a Participant may apply to the Plan administrator, or other individual(s) or entity appointed by the Company to administer the loan program, for a loan to be made to the Participant from his vested interest in the Trust Fund. A loan may be made to a Participant subject to the following conditions:

                  (a) Approval of Loan. A loan may not be made to a Participant unless the loan administrator approves the loan, acting according to uniform and nondiscriminatory standards, and pursuant to applicable law. The loan administrator shall take into consideration the terms of any Qualified Domestic Relations Order, as described in Section 7.7, in determining whether to approve the loan. No one serving as the loan administrator may participate in the decision to make a loan to himself. Each Participant who is eligible to receive a loan under the terms of this Section shall receive a loan in accordance with the restrictions of this Section.

                  (b) Amount of Loan. A loan may only be made from a Participant's vested Account balance. The proceeds of the loan shall be taken pro-rata from the Investment Fund or Funds in which the Participant's Account is invested at the time of the loan. A Participant may have only two outstanding loans at a time and the Participant must wait at least six months after obtaining one loan to apply for another. The amount of loans outstanding to a Participant at any time, aggregated with the outstanding balance of all other loans to the Participant from all other qualified plans maintained by the Employer and Affiliated Companies, shall not exceed the lesser of:

                        (i)   $50,000; or

                      (ii) 50% of the total vested amount then in the Participant's Account.

            For purposes of applying the foregoing limitations, a Participant's interest in his Account shall be determined as of the most recent preceding Adjustment Date. Overdue interest shall be deemed to be an outstanding loan. The $50,000 limit referred to above shall be reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the loan is made over the outstanding balance of all loans from the Plan on the date the loan is made.

                  (c) Non-discrimination. Loans shall be available to all Participants on a reasonably equivalent basis, provided that the loan administrator may make reasonable distinctions among prospective borrowers on the basis of creditworthiness. Loans shall not be made available to Highly Compensated Employees in a greater percentage of their vested Account balances than the percentage that is available to other Participants.

                  (d)   Security.   A loan to a Participant shall be secured
by a pledge of 50% of the Participant's vested Account balance in the Trust Fund. A pledge of a Participant's interest in the Fund to secure a loan made from the Fund shall not be subject to the non-alienation requirements of
Section 13.6.

                  (e) Interest Rate. Interest on a loan shall be charged at a rate based on the rate being charged by financial institutions in the Participant's community for loans of a similar nature, and the designated interest rate shall be fixed for the period of the loan.

                  (f) Repayment. A loan must be repaid within five years from the date of the loan, provided that if the loan proceeds are used to acquire a principal residence of the Participant, the loan repayment term may exceed five years. The borrower shall have the right to prepay the outstanding loan balance at any time without penalty.

                  (g) Distributions. If any amount is distributed from the Fund to a Participant or his Beneficiary while a loan to the Participant is outstanding, the loan administrator will direct that the distributed amount be applied to reduce the outstanding balance of the loan. If a loan is a taxable distribution to a borrowing Participant, then the taxable amount of the loan shall be treated as a distribution from the Fund to the Participant, to the extent permitted by law.

                  (h) Loan as a Separate Investment. A loan made to a Participant shall be considered a separate investment of the portion of the Participant's Account that is equal to the outstanding balance of the loan. The balance in the borrowing Participant's Account shall be reduced by the outstanding balance of the loan for purposes of allocating net income and increases and decreases in the value of Fund assets pursuant to Section 4.3. Interest paid on the loan shall be credited to the borrowing Participant's Account and shall not be considered earnings of the Fund for allocation purposes.

                  (i) Default. If an outstanding loan is not repaid as and when due, the principal of and interest on the loan shall be deducted from any benefit that the Participant or his Beneficiary is entitled to receive; however, no such deduction shall be made before the Participant's termination of employment. A Participant's loan shall be considered in default if any loan payment is not paid within 30 days of the due date of such payment.

                  (j) Expenses. All expenses incurred by the loan administrator and the Trustee in making, administering, and collecting a loan may be charged against the Account of the borrowing Participant.

                  (k) Level Amortization. A loan must be amortized in level payments at least quarterly.

                  (l) Loan Repayment Method. All loans shall be secured by an assignment of current pay of the borrower or other automatic payment arrangement approved by the loan administrator sufficient to service the loan. Termination of the employment producing the pay or cancellation of the automatic payment arrangement shall constitute a default unless a new arrangement, satisfactory to the loan administrator, is in place before the next payment is due. If a borrowing Participant terminates employment, the loan administrator shall immediately request payment of principal and interest on the loan. If the Participant refuses payment following termination of employment, the loan administrator shall reduce the Participant's vested Account balance by any remaining principal and interest on the loan, subject to subparagraph (i) above.

                  (m) Miscellaneous. The loan administrator may adopt additional policies and procedures regarding the granting of loans, which are incorporated in this Plan by reference and which will be available from the loan administrator.

XXXIII.     Section 7.7(a)(i) is amended in its entirety to read as follows:
            (i) If benefits are in pay status, the Committee shall direct the Trustee to withhold the applicable amounts and to account separately for the amounts that will be payable to the Alternate Payees (defined below) if the order is a Qualified Domestic Relations Order (defined below).

XXXIV.      Effective July 1, 1994, Section IX is amended in its entirety to read as follows:
                            SECTION IX

                      DIRECTED INVESTMENTS

            9.1 Directed Investments: Each Participant shall have the right to direct in writing the investment of his Salary Reduction Contributions Account, Voluntary Employee After-Tax Contributions Account, Vacation/Banking Contributions Account, Rollover Account, and, provided he is 40% vested, his Employer Matching Contributions Account. The Participant's investment directions may be made as follows:

                  (a) Each new or returning Participant may file a written investment direction with the Committee (or division or section of the Company as the Company or Chief Executive Officer appoints), on forms provided by the Committee, that specifies the Account and the Investment Fund or Funds (listed below) in which current contributions and existing Accounts are to be invested.

                  (b) An initial investment direction shall be effective as of the payroll period next following its receipt by the Committee. The Plan may impose reasonable restrictions on the frequency with which Participants may give investment instructions. However, in no event will such restrictions prohibit participants from giving investment instructions at least as frequently as once each quarter. An investment direction shall continue to apply until a telephone exchange is made, as described in Section 9.2. A Plan may charge Participants' Accounts for the reasonable expenses of carrying out investment instructions. Participants shall be able to telephone Fidelity Investments daily for purposes of obtaining current valuations of their Investment Funds.

                  (c) The Committee (or division or section of the Company as the Company or Chief Executive Officer appoints) shall forward Participants' initial investment directions to Fidelity Investments in order to implement the Participants' directions. Otherwise, each Participant may change his existing Accounts to a different Investment Fund as described in
Section 9.2 below.

            9.2 Telephone Exchanges: Each Participant shall have the right to redirect the investment of any or all of his existing Accounts under the Plan (provided his Employer Matching Contributions Account is at least 40% vested and each of his other Accounts is 100% vested) or to redirect his future contributions to a different Investment Fund or Funds, as follows:

                  (a) Each Participant may exchange his existing Account balances to a different Investment Fund by telephoning Fidelity Investments directly. The minimum amount that may be exchanged to an existing Investment Fund or to establish a new Investment Fund account is $250, or the entire Account balance if less than $250. The Participant must specify the name of the Investment Fund or Funds from which the exchange will be made, the number of shares or dollar amount to be exchanged, and the name of the Investment Fund into which the exchange will be made. Telephone exchange to existing Account balances may be made quarterly. Effective September 15, 1994, telephone exchanges to existing Account balances may be made on any business day. Future contributions will not be affected by an exchange pursuant to this subsection (a), unless the Participant so directs.

                  (b) Each Participant may redirect his future contributions to a different Investment Fund or Funds by telephoning Fidelity Investments directly. The Participant must specify the new Investment Fund or Funds into which future contributions will be directed and the percentage of future contributions that are to be allocated to the Investment Fund or Funds.
Future contributions may be directed bi-weekly. Effective September 15, 1994, future contributions may be directed on any business day. The Participant's existing Investment Funds will not be affected by an exchange under this subsection (b).

            9.3   Investment Funds:

                  (a) The Committee shall select Investment Funds in which the Participant's Accounts may be invested. Subject to Section 9.1, a Participant may direct that his Accounts be invested in one or more of the Investment Funds authorized for investment by the Company. The Committee may add to or reduce the number and type of Investment Funds that will be available for investment in any Plan Year; however, there will always be at least three Funds available.

                  (b)   The Committee shall offer the following Investment
Funds:

                        (i) Retirement Money Market Portfolio - This fund seeks as high a level of current income as is consistent with preservation of capital and liquidity. The fund seeks to attain this goal by investing in high quality U. S. dollar-denominated money market instruments. The risk on this investment will fluctuate. Employer Matching Contributions automatically will be invested in this fund, until directed otherwise by Participants who are between 40% and 80% vested in their Employer Matching Contributions Accounts. Employer Matching Contributions of Participants who are 100% vested in their Employer Matching Contributions Accounts no longer will be automatically invested in the Retirement Money Market Portfolio, but will be subject to the regular directed investment provisions of Sections 9.1 and 9.2.

                      (ii) Intermediate Bond Fund - The objective of the bond fund is high current income. The bond fund seeks to attain this goal by investing in bonds rated BBB or better with a dollar weighted average maturity of between three and ten years. The value of securities in this fund will vary with interest rates and the yield will fluctuate with market conditions.

                     (iii) Equity-Income Fund - The objective of this fund is reasonable income by investing in income producing equity securities. This fund seeks a yield greater than the Standard & Poors 500. A secondary objective of the fund is capital appreciation. This fund is considered to be conservative among growth and income funds. However, share price and return will fluctuate with changes in the stock and bond markets.

                      (iv) Growth and Income Portfolio - The objective of this portfolio is long-term capital appreciation, current income, and growth of income. This Fund invests in a broad combination of stocks, convertibles, and fixed income securities and is not limited by type or quality. The portfolio may invest substantially in lower quality fixed income securities, which may be subject to greater credit risk and price fluctuation than higher quality securities.

                        (v) Retirement Growth Fund - The objective of this fund is long term capital appreciation. The fund invests primarily in common stock, and investments may include foreign or domestic issues. This fund is restricted to tax qualified accounts, such as those for IRAs, qualified plans, and plans of tax-exempt organizations. This fund may involve greater risk than other stock funds as the fund has an aggressive trading strategy that may be speculative.

                      (vi) Magellan Fund - Long term capital appreciation is the objective of the Magellan Fund. The fund invests primarily in common stock and securities convertible into common stock. The fund has an aggressive investment approach and so the share price may be volatile.

                     (vii) Contrafund - Capital appreciation is the objective of the Contrafund. It is a broad based stock fund that seeks undervalued companies undergoing positive changes and turn-arounds.
Securities purchased by this fund may be considered speculative. Share prices will fluctuate with stock prices, as the fund's emphasis is on stocks.

                  (c) Each Participant shall be provided the following for each Investment Fund:

                        (i) an explanation that the Plan is intended to constitute a plan described in ERISA section 404(c) and the corresponding regulations, and that the fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by such Participant;

                      (ii) a description of the alternative and its investment objectives and risk and return characteristics, including the type and diversification of assets in the investment;

                     (iii) an identification of any designated investment managers;

                      (iv) an explanation of the circumstances under which the Participant may give instructions and limitations thereon;

                        (v) a description of any fees and expenses, which may be charged to the Participant's account balance in connection with purchases or sales of interests in investment alternatives;

                      (vi) the name, address and telephone number of the Plan fiduciary (or his designee) responsible for providing the information required under Section 9.3;

                     (vii) any materials relating to the exercise of voting or similar rights incidental to the Participant's ownership interest in the Investment Fund to the extent that such rights are passed through to Participants under the terms of the Plan; and

                    (viii) if the Investment Fund is subject to the Securities Act of 1933, a copy of the most recent prospectus immediately prior to the Participant's initial investment in such alternative.

                  (d) Upon request, each Participant shall also be provided the following information for each Investment Fund:

                        (i) a description of the annual operating expenses and the total expenses expressed as a percentage of average net assets;

                      (ii) copies of any prospectuses, financial statements and reports, and any other materials that are available to the Plan;

                     (iii) a list of the assets comprising the portfolio, together with the value of each asset and, if the asset is a fixed rate contract issued by a bank, savings and loan association, or insurance company, the name of the issuer, the term and rate of return on the contract;

                      (iv) information concerning the value of shares or units in designated Investment Funds available to Participants under the Plan, as well as the past and current investment performance of such alternatives (determined, net of expenses, on a reasonable and consistent basis); and

                        (v) information concerning the value of shares or units held in the Account of the Participant.

                  (e) Where look-through investment vehicles are available, the underlying investments shall be considered in determining whether the alternative satisfies the requirements of Department of Labor Regulations section 2550.404(c).

            9.4 Limitations on Investments: The Trustee may decline to implement the Participant's investment directions if such directions would:

                  (a) result in a prohibited transaction as described in ERISA section 406 or Code section 4975;

                  (b) generate taxable income to the Plan or jeopardize its tax qualified status;

                  (c) not be in accordance with the documents and instruments governing the Plan;

                  (d) cause a fiduciary to maintain the indicia of ownership in an asset outside jurisdiction of the United States district courts;

                  (e) result in a loss greater than the balance in the Participant's Account; or

                  (f) result in certain transactions between the Plan and the Company or an affiliate of the Company.

            9.5 Directed Investment Account: A separate directed investment account shall be established for each Participant who has directed an investment under this Section IX. The portion of the Account so directed will be considered a directed investment account. Transfers between the Participant's regular account and his directed investment account shall be charged and credited as the case may be to each account. The directed investment account shall not share in trust fund earnings but shall be charged or credited daily with net earnings, gains, losses and expenses, as well as any appreciation or depreciation in market value.

            9.6 Accounts Not Directed: If a Participant does not direct an investment under this Section IX, or if an Account is not subject to the Participant's investment direction, the Participant's Account shall be invested by the Trustee in the Fidelity Retirement Money Market Portfolio.

            9.7   Application to Beneficiaries:  The provisions of this
Section IX shall apply to all Beneficiaries who have Account balances in the Plan, and who wish to direct the investment of their Accounts.

XXXV. The first sentence of Section 10.1 is deleted and replaced by the
following two sentences:      This Plan shall be irrevocable and binding as to
all contributions made by an Employer to the Trust. This Plan may be amended from time to time only by resolution of the Board of Directors of the Company.

XXXVI.      The first sentence of Section 10.2 is amended to read as follows:
      This Plan may be terminated at any time, in whole or in part, only by resolution of the Board of Directors of the Company.

XXXVII.     Except where otherwise stated, this Amendment shall be effective
as of January 2, 1989. XXXVIII.     In all respects not amended, the Plan is
hereby ratified and confirmed.

                            * * * * *

      WITNESS the following signature this 24th day of October, 1994.

                                    GENICOM CORPORATION


                                    By: /s/ James C. Gale